Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated July 22, 2009 (including amendments thereto) with respect to the Common Stock of Gilman Ciocia, Inc.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: July 22, 2009	STEEL PARTNERS HOLDINGS L.P.

	By:	Steel Partners II GP LLC General Partner

	By:	/s/ Sanford Antignas
Sanford Antignas as Attorney-In-Fact for Warren G. Lichtenstein, Managing Member

STEEL PARTNERS LLC

By:	/s/ Sanford Antignas
Sanford Antignas as Attorney-In-Fact for Warren G. Lichtenstein, Manager

STEEL PARTNERS II GP LLC

By:	/s/ Sanford Antignas
Sanford Antignas as Attorney-In-Fact for Warren G. Lichtenstein, Managing Member

/s/ Sanford Antignas
SANFORD ANTIGNAS as Attorney-In-Fact for Warren G. Lichtenstein

/s/ Jack L. Howard
JACK L. HOWARD

EMH HOWARD, LLC

By:	/s/ Jack L. Howard
Jack L. Howard Managing Member